SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  January 19, 1995



                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640
- ----------------------------------------------------------------
(State or other juris-      (Commission      (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)





Registrant's telephone number, including area code:(415) 973-7000








Item 5.  Other Events

A.    Performance Incentive Plan - 1994 Financial Results

The Performance Incentive Plan (Plan) is an annual incentive compensation plan applicable to all regular non-bargaining unit employees of the Company and designated subsidiaries. The Plan provides for awards based on (1) the Company's success in meeting overall corporate financial performance objectives, based on earnings per share for the Company; and (2) the performance of the employee's organizational unit in meeting its individual objectives. The corporate and organizational objectives include quality and reliability of service to customers, financial performance, cost control and operational efficiency.

Under the Plan, the Nominating and Compensation Committee of the Board (Committee) makes the final determination of awards based upon achievement of the Plan objectives. The Committee has the discretion to modify or eliminate awards.

The performance measurement target for the 1994 Plan year was disclosed in a Report on Form 8-K dated January 10, 1994, and was based upon the corporate capital and operating budgets prepared for 1994. The Company's overall earnings per share are comprised of earnings per share for the Company's three types of operations: utility, Diablo Canyon nuclear power plant (Diablo Canyon) and nonregulated through PG&E Enterprises, a wholly owned subsidiary.

The 1994 budgeted earnings per share for the utility were derived from, among other things, (i) budgeted revenues as authorized by the CPUC for 1994 which include the impact of the Company's economic stimulus rate, the electric rate freeze and the corporate reorganization and workforce reduction program announced in early 1993, (ii) the Company's capital budget for 1994 of approximately $1.4 billion for utility operations and
(iii) budgeted operating expenses for utility operations that are approximately 5% less than budgeted for 1993. The utility budgeted earnings per share assume contribution to earnings of $.10 per share from Pacific Gas Transmission Company (PGT), a wholly owned subsidiary of the Company. The budgeted earnings per share for utility assumes no earnings for the California portion of the expansion project. As previously disclosed, shippers on the California portion of the PGT-PG&E pipeline expansion project have only executed long-term firm transportation contracts for approximately 40% of the firm intrastate capacity, and the Company continues to market the remaining capacity on a long-term firm and "as available" basis.

The budgeted earnings per share for Diablo Canyon were derived from, among other things, (i) an operating capacity factor (excluding refueling outages) of 91%, (ii) an overall annual capacity factor of 75.3% and (iii) one 64-day refueling outage at Unit 1 and one 62-day refueling outage at Unit 2 during 1994. Budgeted operating expenses for 1994 relating to Diablo Canyon are approximately 13% more than budgeted for 1993. Budgeted capital expenditures for Diablo Canyon are approximately $105 million for 1994.

The budgeted earnings per share for the year ended December 31, 1994, assume 425 million shares outstanding. The budgeted earnings per share amounts assume no significant gain or loss on the sale of assets. Actual performance during the year may differ materially from the budgeted amounts.

On a quarterly basis, the Company discloses the year-to-date financial performance of the Company relating to the three types of operations: utility, Diablo Canyon and PG&E Enterprises. For the year ended December 31, 1994, selected financial information is shown below:

            (in thousands, except per share amounts)
                   Year Ended December 31, 1994
=================================================================
                             Actual    <1>           Budget   <2>
                          (unaudited)

Operating Revenues:
  Utility                 $ 8,329,992               $ 8,361,297
  Diablo Canyon             1,869,738  <F3>           1,748,955
  PG&E Enterprises            247,621                   226,862
                           -----------               ----------
Total Consolidated        $10,447,351               $10,337,114
                          ===========               ===========

Net Income:
   Utility                $   541,672  <F4>         $   843,844
   Diablo Canyon              460,843  <F3>             386,112
   PG&E Enterprises             4,935                     9,777
                          -----------               -----------
Total Consolidated        $ 1,007,450               $ 1,239,733
                          ===========               ===========

Earnings Per Common
Share:
  Utility                 $     1.16   <F4>         $      1.89
  Diablo Canyon                 1.04   <F3>                0.87
  PG&E Enterprises              0.01                       0.02
                          ----------                 ----------
Total Consolidated        $     2.21                $      2.78
                          ==========                ===========

<F1>
(1) In the opinion of management, the unaudited "actual" financial information presented above reflects all adjustments to date which are necessary to present a fair statement of operating revenues, net income and earnings per common share for the interim period. All material adjustments are of a normal recurring nature, except as noted below. This information should be read in conjunction with the 1993 Consolidated Financial Statements and Notes to Consolidated Financial Statements incorporated by reference in the Company's Annual Report on Form 10-K, and the Consolidated Financial Statements and Notes to Consolidated Financial Statements in the Quarterly Reports on Form 10-Q for the quarters ended June 30, March 31, and September 30, 1994.

<F2>
(2) The budgeted amounts are performance targets and not forecasts of actual performance that is expected or will be realized by the Company. The budgeted amounts do not reflect the resolution of various regulatory uncertainties or other contingencies, including those disclosed in the Company's Notes to Consolidated Financial Statements, which could affect the Company's performance during the year.

<F3>
(3) Diablo Canyon operated at an overall capacity factor of 80.7% compared to a budgeted overall capacity factor of 75.3% for the year ended December 31, 1994. Diablo Canyon earnings for the year ended December 31, 1994 reflect a charge of $18 million ($.02 per share) related to costs associated with the Company's 1994 workforce reduction program to reduce its workforce positions by 3,000 by the end of 1995.

<F4>
(4) Utility earnings for the year ended December 31, 1994, reflect a charge of $231 million ($.32 per share) related to costs associated with the Company's 1994 workforce reduction program to reduce its workforce by approximately 3,000 positions by the end of 1995. Also, in the year ended December 31, 1994, the Company incurred expenses of approximately $270 million ($.38 per share) resulting from reserves relating to the California Public Utilities Commission's (CPUC) review of the reasonableness of the Company's gas costs, an increase in litigation reserves, and contingencies relating to commitments for gas transportation capacity.

B.   1994 Consolidated Earnings (unaudited)

Attached hereto as an appendix is a copy of the unaudited
Condensed Statement of Consolidated Income for the three months and year ended December 31, 1994 and 1993. The Company reported earnings per common share of $2.21 for the year ended December
31, 1994.

C.    Common Stock Dividend

In January 1995, the Company declared a quarterly common stock dividend of $.49 per share, which corresponds to an annualized dividend of $1.96 per share.

D.    California Public Utilities Commission Proceedings - Core
Procurement Incentive Mechanism

On December 29, 1994, the Company filed an application for approval of a three-year experimental gas procurement incentive mechanism for core procurement purchases. The core procurement incentive mechanism (CPIM) reflects an agreement with the CPUC's Division of Ratepayer Advocates (DRA) and would, among other things, replace traditional reasonableness review of core gas procurement costs with a market-based standard.

The CPIM covers all of the Company's purchases of commodity gas and pipeline capacity for its core and core-subscription customers. (Core-subscription customers are noncore customers who elect to receive combined procurement and transportation service from the Company.) The CPIM does not cover storage operations, gas and pipeline capacity purchased for the Company's power plants or out-of-state pipeline capacity beyond that reserved for the core and core-subscription customers.

Under the CPIM, the recoverability of the Company's core gas purchases is determined by a comparison of actual costs against a market benchmark. The Company is either rewarded or penalized depending on whether its actual incurred costs fall below or above the benchmark and a tolerance band, or reasonableness zone. The Company would recover all costs that fall within the reasonableness zone; ratepayers and shareholders would share the costs or savings if actual costs fall above or below the reasonableness zone.

The Company proposed an expedited schedule under which the CPUC would approve the CPIM by April 30, 1995.

                              SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



                                   GORDON R. SMITH
                              By __________________________
                                   GORDON R. SMITH
                                   Vice President and Chief
                                   Financial Officer





Dated:  January 19, 1995


                                            APPENDIX


                                   PACIFIC GAS AND ELECTRIC COMPANY
                               CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                             (unaudited)
- --------------------------------------------------------------------------------------------------
                               Three months ended December 31,     Twelve months ended December 31,
(in thousands,                 ------------------------------      -------------------------------
except per share amounts)                 1994           1993                 1994            1993
- --------------------------------------------------------------------------------------------------
OPERATING REVENUES
Electric                            $1,951,734     $1,969,550          $ 8,027,976     $ 7,866,043
Gas                                    686,445        737,621            2,419,375       2,716,365
                                    ----------     ----------          -----------     -----------
  Total operating revenues           2,638,179      2,707,171           10,447,351      10,582,408
                                    ----------     ----------          -----------     -----------

OPERATING EXPENSES
Cost of electric energy and gas        713,851        845,089            3,136,672       3,189,781
Operations                             555,181        439,991            1,675,942       1,632,807
Maintenance                            133,793        109,758              456,889         442,939
Depreciation and decommissioning       355,860        347,548            1,397,470       1,315,524
Administrative and general             276,023        290,480              973,302       1,041,453
Workforce reduction costs <1>          249,097         (6,500)             249,097         190,200
Income taxes                           116,088        251,890              924,620       1,006,774
                                    ----------     ----------          -----------     -----------
  Total operating expenses           2,399,893      2,278,256            8,813,992       8,819,478
                                    ----------     ----------          -----------     -----------
OPERATING INCOME                       238,286        428,915            1,633,359       1,762,930
                                    ----------     ----------          -----------     -----------
OTHER INCOME AND (INCOME
  DEDUCTIONS)
Interest income                         50,914         21,577              108,092          85,642
Allowance for equity funds used
  during construction                    4,267          8,486               19,046          41,531
Other--net                              (3,115)       (54,466)              (8,344)        (53,524)
                                    ----------     ----------          -----------     -----------
  Total other income and
    (income deductions)                 52,066        (24,403)             118,794          73,649
                                    ----------     ----------          -----------     -----------
INCOME BEFORE INTEREST EXPENSE         290,352        404,512            1,752,153       1,836,579
                                    ----------     ----------          -----------     -----------
INTEREST EXPENSE
Interest charges                       188,397        244,137              757,656         849,710
Allowance for borrowed funds
  used during construction              (1,545)       (48,007)             (12,953)        (78,626)
                                    ----------     ----------          -----------     -----------
  Net interest expense                 186,852        196,130              744,703         771,084
                                    ----------     ----------          -----------     -----------
NET INCOME                             103,500        208,382            1,007,450       1,065,495
Preferred dividend requirement          14,289         14,899               57,603          63,812
                                    ----------     ----------          -----------     -----------

EARNINGS AVAILABLE FOR
  COMMON STOCK                      $   89,211     $  193,483          $   949,847     $ 1,001,683
                                    ==========     ==========          ===========     ===========

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                   430,622        430,914              429,846         430,625

EARNINGS PER COMMON SHARE                 $.21           $.45                $2.21           $2.33

DIVIDENDS DECLARED PER COMMON SHARE       $.49           $.47                $1.96           $1.88



Selected financial information for each type of the Company's operations is as follows:

- --------------------------------------------------------------------------------------------------
                               Three months ended December 31,     Twelve months ended December 31,
(in millions,                  ------------------------------      -------------------------------
except per share amounts)                 1994           1993                  1994           1993
- --------------------------------------------------------------------------------------------------

Operating revenues:
  Utility                           $    2,110     $    2,126            $    8,329     $    8,398
  Diablo Canyon <2>                        440            515                 1,870          1,933
  PG&E Enterprises                          88             66                   248            251
                                    ----------     ----------            ----------     ----------
    Total                           $    2,638     $    2,707            $   10,447     $   10,582
                                    ==========     ==========            ==========     ==========
Earnings (loss) per share:
  Utility                           $      .03     $      .11            $     1.16 <3> $     1.18 <3>
  Diablo Canyon <2>                        .18            .35                  1.04           1.11
  PG&E Enterprises                         .00           (.01)                  .01            .04
                                    ----------     ----------            ----------     ----------
    Total                           $      .21     $      .45            $     2.21     $     2.33
                                    ==========     ==========            ==========     ==========

<F1>
(a)  In the fourth quarter of 1994, the Company recorded  a charge of $249 million ($.34 per share)
related to costs associated with reductions in PG&E's workforce of approximately 3,000 positions.  As of December 31, 1993, the Company had recorded estimated workforce reduction program costs for management and bargaining unit employees of $264 million.  The Company expensed $190 million ($.26 per share) of such costs in 1993, and deferred the remaining $74 million for future rate recovery from gas customers.

<F2>
(b)  Diablo Canyon operating revenues and earnings per share for the three-month and twelve-month periods December 31, 1994, compared with the same periods in 1993,  decreased mostly due to a greater number of refueling days offset by the impact of the increase in the price per kilowatthour as provided in the Diablo Canyon rate case settlement.  Both units of the nuclear power plant were refueled in 1994 compared with only one unit in 1993.  In addition, there were a greater number of unscheduled outage days in 1994.  The twelve-month period ended December 31, 1993 also reflects a $32 million ($.08 per share) adjustment to income tax expense for the impact of the one percentage point increase in the federal income tax rate on Diablo Canyon's deferred liability and its operating results for 1993.  The Diablo Canyon plant capacity factors for the year ended December 31, 1994 and
1993 were 81% and 89%, respectively.

<F3>
(c)  Utility earnings for the twelve months ended December 31, 1994 and 1993 included charges for gas reasonableness and transportation capacity matters of approximately $135 million ($.19 per share) and
$126 million ($.19 per share), respectively.  In addition, the Company established a reserve of $62 million ($.09 per share) in 1993 relating to the restructuring of its natural gas operations.